UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Atara Biotherapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36548	46-0920988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1280 Rancho Conejo Blvd Thousand Oaks, California	91320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 632-4211

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	ATRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2026, the Board of Directors (the “Board”) of Atara Biotherapeutics, Inc. (the “Company”) appointed Brian Cherry to serve as a member of the Board as a Class I director, effective June 11, 2026 (the “Effective Date”). Mr. Cherry was also appointed to the Audit Committee of the Board.

The Board has determined that Mr. Cherry is independent under the Company’s Corporate Governance Guidelines, applicable U.S. Securities Exchange Commission (“SEC”) requirements and Nasdaq listing standards.  There are no arrangements or understandings between Mr. Cherry and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Cherry and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, on the Effective Date, the Board approved an initial equity award to Mr. Cherry of 24,000 restricted stock units covering shares of the Company’s Common Stock, which will vest on an annual basis over three years, subject to his continuous service as a member of the Board. Mr. Cherry will otherwise participate in the Company’s non-employee director compensation arrangements, which are generally described under the heading “2025 Non-Employee Director Compensation” in the Company’s Proxy Statement for its 2026 Annual Meeting of Stockholders as filed with the SEC on April 24, 2026 (the “Proxy Statement”), including an annual cash retainer of $55,000 starting on the Effective Date, with payment pro-rated for any partial period of service. The Company also entered into its standard form of indemnification agreement with Mr. Cherry.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held its 2026 annual meeting of stockholders (the “Annual Meeting”). The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is described in more detail in the Proxy Statement.

1.	Election of Directors

Nominee	For	Withheld	Broker Non-Votes
AnhCo Nguyen Ph.D.	3,543,113	32,311	2,945,628
Nachi Subramanian	2,581,435	993,989	2,945,628

Each of the two nominees for director was elected to serve until the 2029 annual meeting of stockholders and until their respective successors are elected.

2.	Advisory vote to approve on the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
3,526,411	44,481	4,532	2,945,628

The stockholders approved, on an advisory basis, the compensation awarded to the Company’s named executive officers, as disclosed in the Proxy Statement.

3.	Proposal to approve the first amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 400,000

For	Against	Abstain	Broker Non-Votes
3,521,021	51,327	3,076	2,945,628

The stockholders approved the amendment to the Company’s 2024 Equity Incentive Plan, as disclosed in the Proxy Statement.

4.	Ratification of appointment of independent registered public accounting firm

For	Against	Abstentions
6,490,311	29,237	1,504

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atara Biotherapeutics, Inc.

By:	/s/ AnhCo Nguyen Ph.D.
AnhCo Nguyen Ph.D.
President and Chief Executive Officer

Date: June 12, 2026

2